UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2026

Progyny, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	001-39100	27-2220139
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1359 Broadway New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)
(212) 888-3124
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PGNY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Progyny, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on May 21, 2026. At the Annual Meeting, the Company’s stockholders approved certain amendments (the “Charter Amendments”) to the Company’s Certificate of Incorporation. As further described in Proposals 4 and 5 of the Company’s definitive proxy statement filed on April 10, 2026 (the “Proxy Statement”), the Charter Amendments (a) eliminate certain supermajority voting requirements (the “Supermajority Amendments”), and (b) eliminate the default supermajority voting requirement concerning certain business combinations. The Charter Amendments became effective upon the filing of a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on May 21, 2026. On May 26, 2026, the Company filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware incorporating the Charter Amendments.

In connection with the Charter Amendments, the Company’s Board of Directors (the “Board”) approved certain amendments to the Company’s Second Amended and Restated Bylaws (as so amended and restated, the “Third Amended and Restated Bylaws”) consistent with the Supermajority Amendments. The Third Amended and Restated Bylaws amend Article IV, Section 21 and Article XIII, Section 47 to eliminate the supermajority vote requirement to remove directors with cause and to amend the bylaws, respectively. The Third Amended and Restated Bylaws became effective on May 21, 2026.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, the Restated Certificate of Incorporation, and the Third Amended and Restated Bylaws, copies of which are filed as Exhibits 3.1, 3.2, and 3.3, respectively, and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, each stockholder of record of common stock of the Company as of March 27, 2026 was entitled to vote at the Annual Meeting, each being entitled to one vote per share of common stock. A total of 72,003,873 shares of common stock (91.92% of all such shares entitled to vote at the Annual Meeting) were represented in person or by proxy.

At the Annual Meeting, stockholders voted on the five proposals set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement. The final voting results were as follows:

1.Proposal 1 – Election of Directors

Each of the Class I director nominees of the Board was elected to serve until the Company’s 2029 Annual Meeting of Stockholders and until their successor has been duly elected, or if sooner, until their resignation, death, or removal from the Board of Directors.

Director Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Lloyd Dean	50,601,972	15,061,176	N/A	6,340,725
Kevin Gordon	53,128,893	12,534,255	N/A	6,340,725
Cheryl Scott	50,021,700	15,641,448	N/A	6,340,725

2.Proposal 2 – Ratification of the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,974,998	860,834	168,041	N/A

3.Proposal 3 – Approval, on an Advisory (Non-Binding) Basis, of the Compensation of the Company’s Named Executive Officers

Stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,804,376	3,604,955	253,817	6,340,725

4.Proposal 4 – Approval of the Amendment to the Company’s Certificate of Incorporation to Eliminate Certain Supermajority Voting Requirements

Stockholders approved the Supermajority Amendments.

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,268,787	356,966	37,395	6,340,725

5.Proposal 5 – Approval of the Amendment to the Company’s Certificate of Incorporation to Eliminate the Default Supermajority Voting Requirement Concerning Certain Business Combinations

Stockholders approved the amendments to eliminate the default supermajority voting requirement concerning certain business combinations.

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,269,296	357,235	36,617	6,340,725
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Progyny, Inc., effective as of May 21, 2026
3.2	Restated Certificate of Incorporation of Progyny, Inc.
3.3	Third Amended and Restated Bylaws of Progyny, Inc.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progyny, Inc.

Dated: May 27, 2026
	By:	/s/ Peter Anevski
Peter Anevski
Chief Executive Officer